SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549







                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 22, 1995

                    ADDINGTON RESOURCES, INC.
       (Exact Name of Registrant as Specified in Charter)

  Delaware                         0-16498            61-1125039
(State or Other                  (Commission         (IRS Employer
Jurisdiction of                   File Number)       Identification
Incorporation)                                            No.)

1500 N. Big Run Road, Ashland, Kentucky                   41102
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number,
             including area code (606) 928-3433



         Former Name or Former Address, if Changed Since
                 Last Report:  Not Applicable













             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

     As reported in the press release issued September 25, 1995 (attached as Exhibit 99.1), Addington Resources, Inc. (the "Registrant") announced that it had entered into a definitive agreement (attached as Exhibit 10.1) with Larry, Robert and Bruce Addington for the sale, subject to certain conditions, to the Addington brothers of the Registrant's coal mining subsidiaries and its mining equipment manufacturing and licensing subsidiary for an aggregate of $30 million cash and the assumption of certain liabilities related to these operations. As additional consideration, the Registrant will retain the right to receive certain cash payments (anticipated to be $7,000,000) from BHP Australia Coal Pty., Ltd. under the
Registrant's previously announced technology sale. The Registrant will also receive a $1.00 per ton royalty for coal delivered by Tennessee Mining, Inc., one of the subsidiaries being sold, under its contract with the Tennessee Valley Authority, with a $12 million maximum royalty. The Registrant will also retain the net working capital (if any) of the subsidiaries to be transferred after certain adjustment.

     The Registrant also entered into a definitive agreement (attached as Exhibit 10.2) to sell, subject to certain conditions, the Registrant's citrus operations in Belize to Larry and Bruce Addington in exchange for 1,000,000 shares of the Registrant's Common Stock.

     Completion of the transactions is conditioned upon several items, including the receipt by the Registrant of a favorable fairness opinion, the receipt of financing by Messrs. Addington and receipt of governmental, regulatory and third-party consents and releases. The Registrant expects to incur a loss on these transactions in its current quarter of between $5,000,000 and $7,000,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Exhibit 10.1 -- Stock Purchase Agreement dated September 22,
                          1995 among Addington Holding Company,Inc.,
                          Addington Resources, Inc., Addington Acquisition Company, Inc., and Larry Addington, Robert Addington and Bruce Addington

          Exhibit 10.2 -- Agreement  and  Plan  of  Corporate Separation,
                          dated September  22, 1995, among Addington
                          Resources, Inc., Addington Holding Company, Inc., and Larry Addington and Bruce Addington

          Exhibit 99.1 -- Press Release dated September 25, 1995.


                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 ADDINGTON RESOURCES, INC.


Date: September 29, 1995           By /s/ R. Douglas Striebel
                                   R. Douglas Striebel
                                   Vice President and Chief
                                   Financial Officer